EXHIBIT 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Sponsors and Trustee of Equity Investor Fund, Select S&P Industrial Portfolio 1998 Series A
Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-43733 of our report dated February 9, 1998, relating to the Statement of Condition of Equity Investor Fund, Select S&P Industrial Portfolio 1998 Series A, Defined Asset Funds and to the reference to us under the heading 'Miscellaneous--Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
February 9, 1998